UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

LIN TV Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing relates to the proposed merger of LIN TV Corp. (“LIN TV”) with and into LIN Media LLC (a wholly-owned subsidiary of LIN TV).  On July 12, 2013, LIN TV distributed information to its employees regarding the transaction which included the email communication below and the Questions and Answers About Merger/LLC Conversion.

Dear Employees,

On February 12, 2013, we announced plans to merge LIN TV Corp. (“LIN TV”), the corporation that is currently traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “TVL”, into LIN Media LLC (“LIN Media”), a recently-formed limited liability company, which will be the surviving company in the merger and will trade on the NYSE under the ticker symbol “LIN”.

The merger is subject to stockholder approval at a special meeting scheduled for July 30, 2013. Assuming the transaction is approved by the stockholders, we expect the merger to close during the third quarter of 2013.

Attached is more information to help you better understand this transaction.  Should you have any questions that are not addressed in the Q&A, please contact Joe Macedo, LIN Media’s Benefits Manager, at (401) 454-2880 or email Joseph.Macedo@linmedia.com. For any tax related questions, please contact your tax advisor directly.

QUESTIONS AND ANSWERS ABOUT MERGER/LLC CONVERSION

The following Questions and Answers are being distributed in connection with the upcoming transaction in which LIN TV Corp. (“LIN TV”), the corporation that is currently traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “TVL”, will be merged into LIN Media LLC (“LIN Media”), a recently-formed limited liability company.  LIN Media will be the company that survives the merger and will be traded on the NYSE under the ticker symbol “LIN”.

1.              What is the purpose of the transaction?

The merger is intended to change LIN TV’s form of organization from a corporation into a limited liability company.  This change in classification will be treated as a liquidation for federal income tax purposes and, as a result, LIN TV may be able to partially offset taxable gains generated in 2013 from the sale of its interest in the joint venture with NBC.

2.              What happens if I hold stock of LIN TV?

All holders of LIN TV class A common stock will receive - on a one-for-one basis - LIN Media class A common shares.  The number of shares owned by each stockholder immediately before and after the merger will be the same.

3.              What happens if I was granted LIN TV stock options or unvested restricted shares?

LIN Media will assume all stock options and all restricted shares (which are shares that were granted but have not yet vested).   As a result, all of the terms and conditions of the applicable grant agreements and stock plans that apply immediately prior to the merger will continue after the merger. In addition, after the merger, upon the exercise of any stock options, LIN Media class A common shares and not LIN TV class A common stock will be issued and all restricted shares will be converted from LIN TV class A common stock to LIN Media class A common shares.

4.              What happens if I participate in the Employee Stock Purchase Plan (“ESPP”)?

LIN TV’s ESPP will be terminated immediately prior to the merger because U.S. tax rules for employee stock purchase plans prevent an entity taxed as a partnership (such as LIN Media) from sponsoring such a plan or any similar replacement plan.

5.        If I was granted LIN TV stock options, will the merger affect my U.S. federal income taxes?

No. The merger will not cause option holders to recognize a taxable gain for vested or unvested options. However, as discussed above, LIN Media will assume all LIN TV stock options and therefore, shareholders will be issued shares of LIN Media upon exercise rather than shares of LIN TV.

6.        If I hold stock of LIN TV will the merger transaction affect my U.S. federal income taxes?

Yes. The merger transaction will be treated as a sale of LIN TV common stock for tax purposes and you will recognize a taxable gain equal to the excess, if any, of the aggregate fair market value of the common stock of LIN Television Corporation (which will be determined from the trading price of LIN TV) on the date of the merger over the aggregate tax basis of your shares in LIN TV.  This means that you may be required to pay taxes even if you have not sold your LIN TV stock and have not received any funds. A sample calculation of the potential tax implications from the merger transaction is below.

					Recognized
		Average	Fair Market		Taxable Gain
		Cost	Value at	Cost	Upon
Type	Shares	per Share	Closing	Basis	Merger *
Restricted stock	2,500	$—	$—	$—	$—
Options	1,500	—	—	—	—
ESPP shares	750	8.55	12,375.00	6,412.50	5,962.50
Other shares^	1,000	5.63	16,500.00	5,630.00	10,870.00
			$28,875.00	$12,042.50	$16,832.50

Assumed merger closing price:  $16.50 (for illustration purposes only)

^           For example, from vested restricted stock.

*            A portion of the gain will be taxable compensation subject to normal withholding requirements up to the lesser of: (1) the 15% discount received by the employee upon purchase of the ESPP shares or (2) taxable gain upon merger. Any excess taxable gain will be taxed at either the capital gains rate or ordinary income rate, depending on your holding period.

7.        How will being a LIN Media shareholder be different than being a LIN TV stockholder?

After the merger, stockholders of LIN TV will own the same number and class of shares of LIN Media, however, they will now own shares representing limited liability company interests.  The rights of the shareholders after the merger will be governed by the Amended and Restated Limited Liability Company Agreement of LIN Media LLC and the Delaware Limited Liability Company Act, which will be substantially similar to the existing rights the stockholders now have under the governing documents of LIN TV, subject to certain exceptions that are detailed in the proxy/prospectus that is on file with the Securities and

Exchange Commission (“SEC”) and was mailed to all LIN TV stockholders beginning on July 3, 2013 (the “Prospectus”).

8.        What is the expected timing?

We have scheduled a special meeting of the stockholders to vote on the merger/LLC conversion on July 30, 2013.   Assuming the transaction is approved by the stockholders, the transaction is expected to close in the third quarter of 2013.  Nevertheless, LIN TV and LIN Media reserve the right to cancel or defer the merger at any time even if LIN TV’s stockholders vote to approve.

9.        Do I need to do anything?

If you are a stockholder, you should receive a mailing with the full proxy statement/prospectus for this transaction either through U.S. mail or an electronic communication through E*TRADE. We encourage all stockholders to review this information.  In addition, if you are a stockholder or if you hold stock options or restricted stock, we encourage you to consult your tax advisor with respect to the treatment of your LIN TV class A common stock, stock options and restricted stock (in particular if you expect to recognize a taxable gain as you may need to make an estimated tax payment before the end of this year in order to avoid underpayment penalties).

10.             Where can I find more information?

Additional information is available in the Prospectus and all LIN TV stockholders are encouraged to read the information made available in the Prospectus and all related documents filed with the SEC which are available on LIN TV’s website www.linmedia.com and the SEC’s website www.sec.gov.

11.             Whom should I call with questions?

If you have questions, please contact Joe Macedo, LIN Media’s Benefits Manager, at (401) 454-2880 or email Joseph.Macedo@linmedia.com.

***

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

This communication is not a solicitation of a proxy from any security holder of LIN TV.  The merger will be submitted to LIN TV’s stockholders for their consideration, and in connection with such consideration, LIN TV and LIN Media filed with the SEC a definitive proxy statement/prospectus to be used to solicit LIN TV stockholder approval of the merger, as well as other relevant documents concerning the proposed merger, as part of a registration statement related to class A common shares of LIN Media.  Security holders are urged to read the proxy statement/prospectus, registration statement and any other relevant documents because they will contain important information about LIN TV, LIN Media and the merger, including its terms and anticipated effect and risks to be considered by LIN TV’s stockholders in connection with the merger. The proxy statement/prospectus and other documents relating to the merger can be obtained free of charge from the SEC’s website at www.sec.gov.  The documents can also be obtained free of charge from LIN TV on its website

(www.linmedia.com) or upon written request to LIN TV Corp., Attention: Secretary, One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

PARTICIPANTS IN THE SOLICITATION

In addition, LIN TV and its officers and directors may be deemed to be participants in the solicitation of proxies from LIN TV stockholders with respect to the merger. A description of any interests that LIN TV’s officers and directors may have in the merger are available in the proxy statement/prospectus. Information concerning LIN TV’s directors and executive officers is set forth in LIN TV’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 12, 2012 and its Annual Report on Form 10-K, which was filed with the SEC on March 15, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to the investor relations page on LIN’s website at www.linmedia.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the merger of LIN TV and LIN Media, the expected timetable for completing the proposed merger, future financial and operating effects and benefits of the proposed merger, financial condition, results of operations and business and any other statements about LIN TV or LIN Media managements’ future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of LIN TV’s management, based on information currently available to our management. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.  All of these forward-looking statements are based on estimates and assumptions made by LIN TV’s management, which, although it believes them to be reasonable, are inherently uncertain. Therefore, you should not place undue reliance upon such estimates or statements. LIN TV cannot assure you that any of such estimates or statements will be realized and actual results may differ materially from those contemplated by such forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in LIN TV’s Annual Report on Form 10-K for the year ended December 31, 2012 and its most recent quarterly reports filed with the SEC, and the following:

•                  the ability to consummate the merger;

•                  the satisfaction of other conditions to consummation of the merger;

•                  the ability to realize anticipated benefits of the merger;

•                  the potential impact of the announcement of the merger or consummation of the merger, including a potential impact to the value of LIN TV’s common stock and results of operations;

•                  business, regulatory, legal or tax decisions;

•                  changes in tax laws and policies;

•                  economic conditions, including adverse changes in the national and local economies in which our stations operate and volatility and disruption of the capital and credit markets;

•                  increased competition, including from newer forms of entertainment and entertainment media, changes in distribution methods or changes in the popularity or availability of programming;

•                  adverse state or federal legislation or regulation or adverse determinations by regulators, including adverse changes in, or interpretations of, the exceptions to the Federal Communications Commission duopoly rule and the allocation of broadcast spectrum;

•                  declines in the domestic advertising market;

•                  further consolidation of national and local advertisers;

•                  global or local events that could disrupt television broadcasting; and

•                  changes in television viewing patterns, ratings and commercial viewing measurement.

Many of these factors are beyond our control. Forward-looking statements contained herein speak only as of the date hereof. LIN TV disclaims any intention or obligation to update any forward looking statements unless required by law, and it undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.